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                                                                   EXHIBIT 10.28

                                   SUBLEASE

     THIS SUBLEASE (the "Sublease") is executed this 19th day of April, 2001 (the "Effective Date"), by and between Integrated Information Systems, Inc., a Delaware corporation ("Sublandlord"), and UPS Telecommunications, Inc., a Delaware corporation ("Subtenant").

                                   RECITALS

     A. Sublandlord, as "Tenant," and Amberjack, Ltd. ("Master Landlord"), as "Landlord," previously entered into that certain Lease and Lease Addendum dated December 8, 1998, a copy of which is attached hereto as Exhibit B (the "Master Lease"), pursuant to which, Master Landlord leased to Sublandlord certain premises more particularly described therein.

     B. Subtenant desire to sublease the eastern portion of the Master Lease premises identified as "Suite 130" and described more completely in Section 3(j) below (the "Premises") from Sublandlord on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

                                   AGREEMENT

     1. Sublease. Sublandlord hereby leases to Subtenant, and Subtenant hereby leases from Sublandlord, the Premises for the term, at the rental and upon all the covenants set forth herein.

     2. Master Lease. Except as may be inconsistent with the terms of this Sublease, all of the terms, covenants and conditions contained in the Master Lease are hereby incorporated by this reference into, and made a part of, this Sublease, and shall be applicable with the same force and effect as if Sublandlord were the "Landlord" under the Master Lease and Subtenant were the "Tenant" thereunder. In this regard but with respect to the Premises only, Subtenant hereby assumes, covenants and agrees with Sublandlord to perform and be bound by and subject to all of the terms and conditions contained in the Master Lease to be performed by the "Tenant" thereunder or by which the "Tenant" is bound under the Master Lease and Sublandlord hereby agrees that Subtenant will have the benefit of all rights and remedies of Tenant under the Master Lease. Sublandlord does not assume the obligations of the Master Landlord under the provisions of the Master Lease, but shall exercise due diligence in attempting to cause Master Landlord to perform its obligations under the Master Lease for the benefit of Subtenant. If any of the express provisions of this Sublease conflict with the terms of the Master Lease, such conflict shall be resolved in favor of the express provisions of this Sublease.

     3.    Basic Lease Provisions.

           (a) Building Property Address: 1501 West Fountainhead Parkway, Tempe, Arizona, 85282.

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               (b)  Sublandlord's Address for Notices: Integrated Information
                    Systems, Inc., 1480 South Hohokam Drive, Tempe, Arizona, 85281, Attention: Legal Department, with a copy to Snell & Wilmer, L.L.P., One Arizona Center, Phoenix, Arizona, 85004-2202, Attention: Sharon Fabian, Esq.

               (c) Subtenant's Address for Notices: UPS Telecommunications, Inc., Attn: Controller, 1501 West Fountainhead Parkway, Suite 130, Tempe, AZ 85282; with a copy to: United Parcel Service, Region Real Estate Manager, 25201 Paseo de Alicia, Suite 200, Laguna Hills, CA 92653

               (d)  Master Landlord: AmberJack, Ltd.

               (e) Master Landlord's Address for Notices: c/o Birtcher Arizona, 2400 South 55th Street, Tempe, AZ 85282

               (f) Rent Commencement Date: July 15, 2001 (Subtenant shall have access to the Premises for the purpose of preparing same for its occupancy on May 1, 2001; such occupancy to begin on May 15, 2001 at "free rent" until July 15, 2001).

              (f(i))Expiration Date: 11:59 p.m. on July 31, 2003.

               (g) Base Rent: Annual Base Rent is $202,422.00, payable in monthly installments of $16,868.50, subject to adjustment, as set forth below.

               (h)  Payee of Rent: Integrated Information Systems, Inc.

               (i) Address for Payment of Rent: 1480 South Hohokam Drive, Tempe, Arizona, 85281, Attention: Accounting Department.

               (j) Description of Premises: The premises covered by this Sublease consist of approximately 9,201 rentable square feet of space of the 1st floor of the building (Suite 130) located at the address set forth in (a) above (the "Building") as shown on Exhibit A hereto (the "Premises"). Sublandlord hereby agrees that Subtenant shall have the right to adjust the rentable square footage of the Premises to its actual rentable square footage if Subtenant's measurement thereof on or before August 1, 2001 in accordance with BOMA standard ANSI Z65.1-1980 reveals that the Premises is less than 9,201 rentable square feet, and the rent and any additional rent due hereunder shall be adjusted accordingly, on the basis of $22.00 per rentable square foot.

               (k)  Subtenant's Percentage Share of Building Operating Expenses:
          5.69%.

               (l)  Security Deposit: None.

     4. Rent. Subtenant agrees to pay all rents and other charges including its percentage share of the increase in all operating costs and expenses as defined in the Master Lease to Sublandlord at its notice address as set forth in Paragraph 3(b) hereof, provided, however, that the base year for the purposes of this Sublease will be calendar year 2001 and Subtenant will

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have no obligation to begin paying operating cost and expense increases until
July 1, 2002. Subtenant agrees to pay all sales, rental and/or transaction privilege taxes on the rents and charges payable by subtenant hereunder (including all taxes provided for in the Master Lease) together with Subtenant's payment of rent and other charges due hereunder.

        5. Security Deposit. Intentionally Deleted.

        6. Use. Subtenant shall at all times use the Premises in accordance with the terms of the Master Lease and all applicable laws, rules, codes, regulations and ordinances.

        7. Condition of Premises/Master Lease. Subtenant agrees to accept the Premises in the condition that the Premises are in as of the Effective Date, and agrees that Sublandlord shall not be obligated to perform or be responsible for any construction, alteration, maintenance or repair with respect to all or any portion of the Premises except as provided for in Section 2 of this Sublease. Sublandlord hereby represents and warrants that the Master Lease is a valid Lease, is in full force and effect, it represents the entire agreement between Sublandlord and Master Lessor and there is no existing default on the part of Sublandlord or Master Lessor in any of the terms and conditions thereof and no event has occurred which, with the passage of time or the giving of notice or both, would constitute a default under the Master Lease.

        8. Maintenance and Repairs.

                (a) Maintenence. During the term hereof and at Subtenant's sole cost and expense, except for those maintenance and repair obligations of Master Landlord under the Master Lease, Subtenant shall keep and maintain the Premises and any fixtures and equipment contained thereon, in good condition and repair and otherwise in compliance with this Sublease, the Master Lease and all applicable laws, ordinances, codes, rules and regulations, and in conformity with the rules and regulations of underwriters' fire prevention agencies.

                (b) Repairs and Reconstruction. Subtenant shall promptly and at its sole cost and expense repair any damage or destruction to the Premises which occurs during the term of this Sublease and is directly caused by Subtenant or Subtenant's employees, agents, contractors or business invitees. The repairs shall be completed in a good and workmanlike manner in accordance with all applicable laws, ordinances, codes, rules and regulations of the governing political agency.

                (c) Alterations or Improvements. Subtenant shall not make, or permit to be made, any alterations or additions to any electrical, plumbing, heating or cooling systems, nor shall Subtenant make any interior alterations or improvements in the Premises without the prior written consent of Sublandlord which shall not be unreasonably withheld, conditioned or delayed and without complying with all requirements the Master Lease, including that of approval by the Master Landlord. Subtenant shall promptly pay all costs, expenses and charges thereof, shall make such alterations and improvements in accordance with applicable laws and building codes and in a good and workmanlike manner, and shall fully and completely indemnify and defend (with counsel reasonably acceptable to Sublandlord and Master Landlord) Sublandlord and Master Landlord, as the

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    case may be, from and against any mechanic's lien or other liens or claims in connection with the making of such alterations and/or improvements of a structural nature to the Premises (notwithstanding the aforesaid, Subtenant shall have fully and completely discharged the foregoing obligation by providing a good and sufficient bond in connection with any lien within thirty (30) days after Subtenant has received written notice of the filing thereof). Subtenant shall promptly repair any damage to the Premises, or to the Building caused by any alterations, additions or improvements of the Premises by Subtenant.

        (d) Sublandlord's Inspection Rights. Upon reasonable advance notice, Sublandlord shall have the right to inspect the Premises to assure Subtenant's compliance with the use provisions and maintenance, repair and reconstruction obligations of Subtenant under this Sublease, the Master Lease and all applicable laws, ordinances, codes, rules and regulations.

    9. Rights and Remedies. Notwithstanding anything to the contrary contained in the Master Lease, in the event Subtenant defaults in the performance of its obligations under this Sublease, including but not limited to the payment of all rentals and other amounts provided herein, Sublandlord shall be entitled, not less than ten (10) days following Subtenant's receipt of written notice that such payments are overdue as to monetary defaults, and only after fifteen (15) days following receipt by Subtenant of written notice with respect to any failure of performance of the other terms, conditions or covenants of this Sublease to be observed or performed by Subtenant (or such longer period, as reasonably necessary, if the default is of such nature that it cannot be cured within fifteen (15) days, so long as Subtenant commences its cure within the initial fifteen (15) day cure period), to exercise any and all of the rights and remedies available under this Sublease, at law or in equity, including, without limitation, the same rights and remedies against Subtenant as Master Landlord would have against Sublandlord in the event of default under the terms of the Master Lease. Except for defaults regarding payment of all rentals and other amounts provided herein, Sublandlord shall not be deemed to be in default of this Sublease unless Sublandlord has failed for a period of fifteen (15) days after written notice from Subtenant specifying the nature of the default to correct or cure such failure of performance (or such longer period, as reasonably necessary, if the default is of such nature that it cannot be cured within fifteen (15) days, so long as Sublandlord commences its cure within the initial fifteen (15) day cure period).

    10. Sublandlord's Right to Cure Defaults. At any time during the Term and without notice to Subtenant, Sublandlord may, but is not obligated to, cure or otherwise discharge any default by Subtenant under this Sublease which has not been cured within the time periods prescribed, above. Any and all costs or expenses which Sublandlord may expend or incur for this purpose, including but not limited to the payment of rent under the Master Lease, shall be due and payable in full promptly upon Sublandlord's written demand thereof. All costs and expenses incurred by Sublandlord under this paragraph shall bear interest at a rate of ten percent (10%) per annum for the time period commencing on the date Sublandlord incurs such cost or expense and ending on (and including) the date Subtenant reimburses Sublandlord therefor.

    11. Performance. Subject to the prior written consent of Master Landlord, Sublandlord may direct Subtenant to perform directly to Master Landlord such obligations of

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Subtenant under this Sublease as Sublandlord shall designate, and such performance shall be applied in reduction of Subtenant's obligations under this Sublease. Notwithstanding the foregoing, if at anytime during the Sublease term Sublandlord is in default of the Master Lease or this Sublease, Subtenant will have the right to perform directly to Master Landlord, including but not limited to the payment of the rent due hereunder.

      12. No Waiver. No waiver of any breach or violation of any of the covenants, agreements and obligations of any party to this Sublease shall be construed, taken or held to be a waiver of any other breach or violation or a waiver, acquiescence in or consent to any further or succeeding breach or violation of the same covenant, agreement or obligation.

      13. Indemnification. In addition to the waiver and indemnification provisions contained in the Master Lease, Subtenant hereby waives all claims which it may have against Sublandlord except in the event of any negligent or wrongful conduct on the part of Sublandlord, and Subtenant indemnifies and agrees to defend (with counsel reasonably acceptable to Sublandlord or its successors and assigns) and to hold Sublandlord and its successors and assigns harmless for, from and against any and all claims, damages or liabilities, including reasonable attorneys' fees and expenses, imposed upon, incurred by or asserted against Sublandlord or its successors and assigns which arise out of any violations by Subtenant of this Sublease or which may arise out of or are in any manner connected with Subtenant's wrongful or negligent use and occupancy of the Premises.

      14. Insurance. Without limiting Subtenant's obligations to procure and maintain insurance satisfying the requirements of the Master Lease, the general liability insurance maintained by Subtenant with respect to the Premises during the term of this Sublease shall name both Sublandlord and Master Landlord as additional insureds. Notwithstanding anything to the contrary contained herein, each of Master Landlord, Sublandlord and Subtenant shall not be liable to the others or the others' assignees for damages within the coverage of any of the property insurance policies maintained by such party, even if caused by the negligence or default of such party, its employees, agents or inviteees; provided that if any insurance carrier does not permit such waiver of subrogation, the insured shall arrange for the other party to be named as an additional insured under the policy as its interest may appear.

      15. Subordination. This Sublease is subject and subordinate to all of the provisions of the Master Lease, and each of Sublandlord and Subtenant shall not permit any act or omission that will violate any of the provisions of the Master Lease, or which could or would cause Sublandlord or Subtenant to be in violation thereof.

      16. Termination of Master Lease. In the event of any termination of the Master Lease, this Sublease shall terminate and the parties shall be relieved from all further liabilities and obligations hereunder; provided, however, if this Sublease terminates as a result of any default of Subtenant or Sublandlord under this Sublease or the Master Lease, or both, Subtenant shall be liable to Sublandlord or Sublandlord shall be liable to Subtenant, as the case may be for all damage suffered by Sublandlord as a result of such termination.

      17. Holdover by Subtenant. In the event Subtenant remains in possession of the Premises or fails to remove its property from the Premises after the expiration of the Term or the

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earlier termination of this Sublease for any reason without executing a new agreement under which it may lawfully use and occupy the same, Subtenant shall fully and timely pay to Sublandlord such sums as the Master Lease requires the "Tenant" to pay; provided, however, that, should Subtenant remain in possession
                 --------  -------
of the Premises after the expiration or termination of this Sublease, Subtenant shall pay to Sublandlord monthly rent equal to one hundred fifty percent (150%) of the sum of the rent then in effect as of the last month of this Sublease or any extension hereof and the average monthly amount of all other items payable hereunder during the twelve (12) month period preceding the expiration of the Term or the termination of this Sublease. Nothwithstanding anything to the contrary contained herein, the holding over by Subtenant shall create in Subtenant no right of occupancy of the Premises, without the prior written consent of Sublandlord and Master Landlord. Unless Sublandlord and Subtenant agree to the contrary in writing, Subtenant's occupancy of the Premises after the expiration of the Term or after the termination of this Sublease shall create a tenancy at sufferance.

     18. Removal of Subtenant's Property. Nothwithstanding anything to the contrary in the Master Lease, Subtenant shall, at Subtenant's sole cost and expense, remove all personal property including, but not limited to, equipment, furniture, fixtures and all other personal property of Subtenant on the Premises prior to the expiration or sooner termination of this Sublease or the Master Lease.

     19. Transfer. Nothwithstanding anything contained in the Master Lease, Subtenant shall not sell, transfer, convey, mortgage, sublet, quitclaim, pledge, assign, permit or suffer the use or occupancy of the Premises or any part thereof by anyone other than Subtenant or otherwise grant any party any interest in this Sublease or the Premises, in whole or in part, without Sublandlord's prior written consent which will not be unreasonably withheld, conditioned or delayed and the prior written consent of Master Landlord as set forth in the Master Lease. Any attempted or actual transfer by Subtenant (whether by way of an assignment, sublease or otherwise) without Sublandlord's prior written consent, as aforesaid, shall be null and void and of no force or effect, shall convey no right or interest hereunder to the purported transferee. Any approved transfer of Subtenant's interest hereunder shall comply with all requirements of the Master Lease and such other requirements as may be set by Sublandlord and/or Master Landlord at the time Subtenant requests their approval and Subtenant shall be responsible for the payment of all costs, fees and expenses related to such transfer.

     20. Notices. All notices, demands and communications of any kind which either party to this Sublease may desire or be required to serve upon the other shall be in writing and served to the parties at the addresses set forth in Paragraph 3 above. All such notices shall be served by documented personal service and shall be effective upon documented delivery or documented refusal to accept such delivery at the above-mentioned address, whereupon such service shall be deemed complete, or by depositing a copy thereof with the United
States mail by certified or registered mail, postage prepaid with return receipt requested or by UPS Next Day Air, in which event such service shall be deemed complete on receipt by the addressee or documented failure to accept delivery or pick up the notice at the Post Office or upon delivery by UPS. Either party may change its address from time to time by notice given in accordance herewith.

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

     21. Authority. Sublandlord and Subtenant represent and warrant that the individuals executing this Sublease are duly authorized by the entity on whose behalf they are signing, and that this Sublease is binding upon such entity.

     22. Professional Fees and Costs. In the event of any legal action or proceeding brought by either party hereto against the other arising out of this Sublease, the prevailing party shall be entitled to recover its reasonable attorneys' fees incurred in such legal action or proceeding, together with all costs of such action or proceeding. In the event Sublandlord is required to use a collection agency, an attorney, or any other consultant in order to enforce the obligations of Subtenant under this Sublease, all such reasonable costs and expenses of Sublandlord shall be considered to be additional rent due under this Sublease and shall be due and payable within fifteen (15) business days of receipt of Sublandlord's documented invoice therefor and subject to interest at the rate set forth in Section 10 above if not timely paid.

     23. Sublandlord's Consent. Whenever Sublandlord's consent is required under this Sublease, it shall be reasonable for Sublandlord to condition its consent on the approval of the Master Landlord. Master Landlord hereby agrees not to unreasonably withhold, condition or delay such consent.

     24. Master Landlord's Consent. This Sublease is subject to and conditioned upon the written consent of Master Landlord, and the parties shall have no rights hereunder until the "Consent of Master Landlord" section of this Sublease is executed by Master Landlord. If Sublandlord is required to pay any fees to Master Landlord in connection with securing this consent, Subtenant shall reimburse Sublandlord for same upon consent to the Sublease by Master Landlord but at no greater amount than as specified by paragraph 17 of the Master Lease.

     25. Access to Premises. Sublandlord has a fiber optic patch panel ("Equipment") conspicuously marked "property of IIS" located in the small telecommunications closet adjacent to the entrance of the Premises. Fiber optic cable enters this room and exits this room via flexible inner-duct tubing. The Equipment is critical to the operation of the Sublandlord's corporate data and voice network, as such these items should not be disturbed by Subtenant. Sublandlord reserves the right to access the Premises, during normal business hours when accompanied by one of Subtenant's management or technical support people, for the sole purpose to maintain this Equipment. Nothwithstanding anything to the contrary above, Sublandlord will be granted access to the Premises, after normal business hours in the event of emergency, but on no more than two (2) occasions except as provided below, by a management or technical support person of Subtenant, in accordance with the following requirements. For the purpose of enabling such emergency access, Sublandlord will be provided with the after-hours telephone numbers of two (2) such Subtenant contacts on or before May 1, 2001. When such emergency contact is made, the Subtenant contacts will respond within two (2) hours of telephonic notification by Sublandlord, for the sole purpose to maintain the Equipment in emergency situations. In the event that Subtenant fails to make such response at anytime as aforesaid, Sublandlord will be furnished a key solely for the purpose of accessing the Premises to maintain the Equipment in emergency situations and no other purpose. Sublandlord agrees to make an attempt to contact representatives of Subtenant prior to Sublandlord's entry. Sublandlord will move the Equipment out of the Premises as soon as possible, but no later than January 1, 2002. In the event that emergency access is necessary on a third (3rd) occasion, and on all subsequent occasions that

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emergency access is granted, Subtenant agrees to grant such access by
Sublandlord will pay Subtenant a minimum fee of Five Hundred Dollars ($500.00) as compensation for each such emergency access, increasing by One Hundred Dollars ($100.00) per hour after the fifth hour of the duration of any such access, but capped at a maximum fee of One Thousand Dollars ($1,000.00) for each emergency access. The emergency access fee will be due from Sublandlord within five (5) business days of each emergency access.

     IN WITNESS WHEREOF, Sublandlord and Subtenant have executed this Sublease as of the date first set forth above.

SUBLANDLORD:                           SUBTENANT:

INTEGRATED INFORMATION                 UPS TELECOMMUNICATIONS, INC., a
SYSTEMS, INC., Delaware corporation    Delaware corporation

By: /s/ David A. Wirthlin                By: /s/ Jerry A. Skaggs
   --------------------------------          -------------------------------
Its:   CFO                             Its:    V.P.
    -------------------------------        ------------------------------


                          -Intentionally left blank-

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                   Consent and Agreement of Master Landlord

A. Master Landlord hereby consents to the foregoing sublease with respect to those agreements set forth above pertaining to Master Landlord without waiver of the restriction concerning further subletting except as set forth above.

B. Master Landlord hereby represents and warrants that Master Lease is a valid Lease, is in full force and effect, it represents the entire agreement between Master Landlord and Sublandlord (with respect to the Premises which are described in the Sub-Lease) and that at the time of execution of this consent by Master Landlord, there is no existing default on the part of the Sublandlord in any of the terms and conditions thereof and no event has occurred which, with the passage of time or the giving of notice or both would constitute a default under the Master Lease.

C. Master Landlord agrees to provide the Subtenant with copies of any and all notices of default concurrent with the delivery of any such notice to Sublandlord. Such notice shall be delivered to Subtenant at the location described in Sub-Lease item 3 (c).

D. Master Landlord agrees to use best efforts to obtain a non-disturbance agreement in form and substance reasonably acceptable to the Sublandlord, and/or Subtenant within thirty (30) days of the creation of any future mortgage, trust deed, or debt instrument affecting the Premises or the Building.

Master Landlord:
Birtcher Arizona, LLC Manager for
AmberJack, Ltd.

By:/s/ Theodore Raban
   ------------------------

Its: President
     ----------------------

Date: 4/19/01
      ---------------------

Sublandlord Acknowledgement of Item C: Concurrent Notification
Integrated Information Systems, Inc.

By: /s/ David A. Wirthlin
    -------------------

Its: CFO
     ------------------

Date: 4/16/01
      -----------------


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